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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549

                            FORM 8-K

                     Current Report Pursuant
                  to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

  Date of report (Date of earliest event reported) June 10, 1998

                NANTUCKET ISLAND ASSOCIATES LIMITED PARTNERSHIP
            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
                (State or Other Jurisdiction of Incorporation)

              0-16865                             04-2948435
      (Commission File Number)       (I.R.S. Employer Identification No.)

       Five Cambridge Center, Cambridge, Massachusetts       02142
          (Address of Principal Executive Offices)         (Zip Code)

                                (617) 234-3000
              Registrant's Telephone Number, Including Area Code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

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Item 2.  Acquisition or Disposition of Assets

         On June 10, 1998, Sherburne Associates ("Sherburne"), the entity in which the Registrant holds a 99.98% interest, consummated the sale of its Hotel properties (other than one single family house operated in conjunction with the Harbor House), rental units located in the Wharf Cottages, employee housing and Boat Basin. It is expected that the unsold single family house will be sold during the third quarter of 1998 for a price of approximately $400,000. Sherburne continues to own and operate its retail properties.

         The purchase price paid to Sherburne for the assets sold was approximately $38,400,000. After adjustments for advance deposits and other items, the net price paid to Sherburne was approximately $35,725,000. Sherburne also incurred expenses of approximately $13,450,000 in connection with the sale including the payment of approximately $11,550,000 (exclusive of the proceeds from the refinancing of the BankBoston indebtedness described below) towards the loan encumbering Sherburne's properties. See "Item 5 Other Events" below.

         As previously reported, it is expected that the net proceeds from the sale will be used to satisfy the Registrant's obligations to its Preferred Unitholders.

         Item 5.  Other Events

         In connection with the sale of certain of Sherburne's properties as described in Item 2 above, Sherburne retired its existing BankBoston N.A. ("BankBoston") mortgage indebtedness of $23,394,472.12 by, making a cash payment from the sale proceeds of approximately $11,550,000 and simultaneously with the sale of the properties, refinancing its remaining retail properties with BankBoston. The refinanced BankBoston mortgage loan has a principal balance of $12,000,000, bears interest at the rate of LIBOR plus 1.75% (as compared to LIBOR plus 3.25% to 3.75% on the prior loan) and matures on June 10, 2001. The refinanced loan continues to restrict the ability of Sherburne to make distributions to its partners, including the Registrant, however, cash on hand in restricted accounts with BankBoston as of the closing of the sale was released to Sherburne.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                                      2
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         (b) Pro Forma Financial Information:

         The required pro forma financial information will be provided in Registrant's Quarterly Report on Form 10-QSB for the three months ended June 30, 1998.



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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 24th day of June, 1998.

                  NANTUCKET ISLAND ASSOCIATES LIMITED PARTNERSHIP

                  By:   Three Winthrop Properties, Inc.
                        Its General Partner

                        By: /s/ Michael L. Ashner
                            ------------------------------
                                Michael L. Ashner
                                Chief Executive Officer